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                                                                  Exhibit 3.10
                           CERTIFICATE OF AMENDMENT
                                      OF
                         CERTIFICATE OF INCORPORATION
                                      OF
                                FPA CORPORATION

         FPA CORPORATION, a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "Corporation"),

         DOES HEREBY CERTIFY THAT:

         FIRST: The Board of Directors of the Corporation has adopted the following resolutions proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

                  RESOLVED, that Article First of the Corporation's Certificate of Incorporation, be, subject to the requisite stockholder approval, amended to read in its entirety as follows (the "Amendment"):

                  "FIRST: The name of the Corporation is Orleans Homebuilders, Inc."

                  FURTHER RESOLVED, that the Board of Directors of the Corporation hereby finds and declares that the adoption of the Amendment is advisable and in the best interests of the Corporation.

         SECOND: Thereafter, in lieu of a meeting and vote of stockholders, the holder of record of an aggregate of 7,085,675 shares of the 11,356,018 outstanding shares of common stock of the Corporation, having not less than the minimum number of votes necessary to authorize the Amendment, gave a written consent to the Amendment in accordance with the provisions of Section 228 of the Delaware General Corporation Law.

         THIRD: The Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the Delaware General Corporation Law.

         FOURTH: The Amendment shall not be effective until 11:59 p.m. on July 13, 1998.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by a duly authorized officer this 13th day of July, 1998.

                                             FPA CORPORATION


                                             By:   /s/  Joseph A. Santangelo
                                                   -------------------------
                                             Name:    Joseph A. Santangelo
                                             Title:   Treasurer and Secretary